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                                                                EXHIBIT 3.23

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                     AMF BOWLING CENTERS INTERNATIONAL INC.

Pursuant to Section 13.1-710 of the Virginia Stock Corporation Act. AMF Bowling Centers International Inc. (the "Corporation"), a Virginia corporation, files the following Articles of Amendment with the Virginia State Corporation
Commission:

1.   NAME.  The name of the corporation is AMF Bowling Centers International
     Inc.

2. THE AMENDMENT. The amendment adds the following new Article VII to the Corporation's Articles of Incorporation:

                                      VII.

          Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"): provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such
     Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3. BOARD ACTION. The sole director of the Corporation adopted the amendment on December 13, 2001.

4. SHAREHOLDER ACTION. The sole shareholder of the Corporation adopted the amendment on December 13, 2001.

Dated: February [ILLEGIBLE], 2002.

                                  AMF BOWLING CENTERS INTERNATIONAL INC.


                                  By:  /s/ Christopher F. Caesar
                                       ----------------------------
                                       Name:  Christopher F. Caesar
                                       Title: Vice President

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                             ARTICLES OF RESTATEMENT

                                       OF

                                POMPANETTE, INC.

     1.   The new name of the Company is AMF Bowling Centers International Inc.

     2. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the shareholders.

     3. The attached Restated Articles and all amendments to the Articles were adopted by unanimous consent of the Board of Directors.

     I, Teri Scott Lovelace, Assistant Secretary of AMF Bowling Centers International Inc. do hereby certify as to the above.


                                                      /s/ Teri Scott Lovelace
                                                   -----------------------------
                                                        Teri Scott Lovelace


     Sworn and subscribed to before me this 2nd day of March, 1989.


                                                      /s/ Cheryl R. [ILLEGIBLE]
                                                   -----------------------------
                                                           Notary Public

My Commission Expires: 7/8/91

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                                    RESTATED

                                    ARTICLES

                                       OF

                                POMPANETTE, INC.


                                       I.

     The new name of the Corporation is AMF Bowling Centers International Inc.

                                       II.

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

     The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each. No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the corporation, whether now or hereafter authorized; (ii) any warrants, rights or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

                                       IV.

     The registered office shall be located at 901 East Cary Street, Suite 1400, in the City of Richmond, and the registered agent shall be Teri Scott Lovelace, who is a resident of Virginia

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and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                       V.

     1. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

     2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

     3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at

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the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

     4. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

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     6.   The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     7. Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

                                       VI.

     The Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.